EXECUTION VERSION	Exhibit 4.4

AMENDMENT AND RESTATEMENT AGREEMENT

Dated __ MARCH 2021

BETWEEN

AMONG OTHERS

VODAFONE GROUP PLC

AND

THE ROYAL BANK OF SCOTLAND PLC

as Exiting Agent

relating to a USD 3,935,000,000 (as increased to USD 4,165,000,000) Credit Agreement originally dated 27 February 2015 and as amended pursuant to an amendment agreement dated 11 January 2018

Allen & Overy LLP

Schedules

1.	Conditions precedent		6
2.	Parties		8
	Part 1	Continuing Lenders	8
	Part 2	Mandated Lead Arrangers	9
	Part 3	Exiting Lenders	10
	Part 4	New Lenders	11
3.	Amended Credit Agreement		13

Signatories			14

THIS AGREEMENT is dated __ March 2021 and is made

BETWEEN:

(1)	VODAFONE GROUP PLC (registered number 1833679) (Vodafone);

(2)	THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 2 as Continuing Lenders;

(3)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 2 as Mandated Lead Arrangers;

(4)	THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 2 as Exiting Lenders;

(5)	THE FINANCIAL INSTITUTIONS listed in Part 4 of Schedule 2 as New Lenders;

(6)	THE FINANCIAL INSTITUTIONS listed in Part 5 of Schedule 2 as Swingline Lenders;

(7)	THE ROYAL BANK OF SCOTLAND PLC as Agent for and on behalf of the other Finance Parties under and as defined in the Credit Agreement defined below (in this capacity, the Exiting Agent);

(8)	THE ROYAL BANK OF SCOTLAND PLC (CONNECTICUT BRANCH) as U.S. swingline agent (in this capacity, the Exiting U.S. Swingline Agent);

(9)	BARCLAYS BANK PLC as successor agent (in this capacity the Successor Agent); and

(10)	BARCLAYS BANK PLC as successor U.S. swingline agent (in this capacity the Successor U.S. Swingline Agent).

BACKGROUND

(A)	This Agreement is supplemental to and amends and restates a credit agreement originally dated 27 February 2015 between, among others, Vodafone and the Exiting Agent, as amended by the 2018 Amendment Agreement (as defined below) (the Credit Agreement).

(B)	Pursuant to clause 26.1 (Procedure) of the Credit Agreement, the Majority Lenders or, where applicable, the Lenders (each as defined in the Credit Agreement and, for the avoidance of doubt, excluding the Exiting Lenders and the New Lenders) have consented to the amendments to the Credit Agreement contemplated by this Agreement and to amend and restate the Credit Agreement as set out in this Agreement.

(C)	The Exiting Lenders have not consented to the amendments to the Credit Agreement and each Exiting Lender shall be prepaid and their respective Commitments cancelled in full on the Effective Date in accordance with Clause 2(c) hereto.

(D)	The New Lenders intend to become Original Lenders under and as defined in the Amended Credit Agreement (as defined below).

(E)	Pursuant to clause 20.15 (Resignation of the Agent or the U.S. Swingline Agent) of the Credit Agreement, each of the Exiting Agent and the Exiting U.S. Swingline Agent intends to resign from its respective role as Agent and U.S. Swingline Agent under the Credit Agreement and the Majority Lenders, after consultation with Vodafone, intend to appoint (on and from the Effective Date) the Successor Agent and Successor U.S. Swingline Agent as Agent and U.S. Swingline Agent respectively under the Amended Credit Agreement.

IT IS AGREED as follows:

1.	Interpretation

1.1	Definitions

In this Agreement:

2018 Amendment Agreement means the amendment agreement dated 11 January 2018 between, among others, Vodafone and the Exiting Agent.

Amended Credit Agreement means the Credit Agreement as amended and restated by this Agreement.

Effective Date means the date on which the Successor Agent gives the notifications to Vodafone and to the Lenders under Clause 2(b) (Amendments) below or such other date as Vodafone and the Successor Agent may agree.

Lender means each Continuing Lender, each New Lender and each Swingline Lender.

Successor Agent Fee Letter means any fee letter dated on or around the date of this Agreement between Vodafone, the Successor Agent and the Successor U.S. Swingline Agent in connection with this Agreement and the Amended Credit Agreement.

Supplemental Fee Letter means any fee letter dated on or around the date of this Agreement between, among others, Vodafone and the Successor Agent (as defined in the Credit Agreement) in connection with this Agreement and the Amended Credit Agreement.

1.2	Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement, provided that in Clause 2(d) (Amendments) below and in Clause 7 (New Lenders) below, capitalised terms defined in the Amended Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)	The provisions of clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement or to the Finance Documents are to be construed as references to this Agreement.

2.	Amendments

(a)	Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Amended Credit Agreement).

(b)	The Credit Agreement will not be amended by this Agreement unless and until:

(i)	the Successor Agent notifies Vodafone and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Successor Agent. The Successor Agent must give this notification as soon as reasonably practicable;

(ii)	the Successor Agent and the Successor U.S. Swingline Agent notifies Vodafone and the Lenders that it has satisfied all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to any Party to the Credit Agreement. The Successor Agent and the Successor U.S. Swingline Agent must give this notification as soon as reasonably practicable; and

(iii)	the Successor Agent and the Successor U.S. Swingline Agent notifies Vodafone and the Lenders that it has received a duly executed Successor Agent Fee Letter. The Successor Agent and the Successor U.S. Swingline Agent must give this notification as soon as reasonably practicable.

(c)	On the Effective Date, the Commitments of each of the Exiting Lenders under the Credit Agreement will be cancelled in full and all amounts outstanding under the Finance Documents in relation thereto will be prepaid in full. Any other accrued amounts due to the Exiting Lenders (including any interest and commitment fees accrued up to and including the Effective Date) shall be paid in full within 10 Business Days of the Effective Date.

(d)	On the Effective Date, each New Lender becomes a Party to the Amended Credit Agreement as an Original Lender and, in the case of each New Lender in respect of which a Swingline Commitment is specified in part 2 of schedule 1 of the Amended Credit Agreement, as a Swingline Lender and each New Lender and each other Party (for the avoidance of doubt, excluding the Exiting Lenders) assume obligations towards and rights against each other in their respective capacity under the Amended Credit Agreement.

(e)	If the Successor Agent fails to give the notification under paragraph (b)(i) above by the date falling ten Business Days after the date of this Agreement, the Effective Date shall not occur and the Credit Agreement will not be amended in the manner contemplated by this Agreement.

3.	Representations

Vodafone (for itself and, where relevant, its Controlled Subsidiaries) makes the representations and warranties set out in clause 16.2 (Status) to clause 16.9 (No Event of Default) (inclusive) and clauses 16.13 (Sanctions), 16.14 (Anti-money laundering) and 16.15 (Anti-corruption law) of the Credit Agreement on the date of this Agreement and on the Effective Date, in each case by reference to the facts and circumstances then existing and as if references to “the Finance Documents” include this Agreement and, on the Effective Date, the Amended Credit Agreement and as if references to “the Agreement” are references to, on the Effective Date, the Amended Credit Agreement.

4.	Fees

(a)	Vodafone must pay arrangement and other fees in relation to this Agreement in the amount and at the time set out in each Supplemental Fee Letter.

(b)	Vodafone must pay fees in relation to this Agreement and the Amended Credit Agreement in the amount and at the time set out in the Successor Agent Fee Letter.

5.	Consents

On the Effective Date, Vodafone:

(a)	confirms its acceptance of the Amended Credit Agreement and agrees that it is bound by the terms of the Amended Credit Agreement; and

(b)	confirms that any guarantee created or given by it under the Credit Agreement:

(i)	continues in full force and effect on the terms of the Amended Credit Agreement; and

(ii)	extends to its obligations under the Finance Documents (as defined in the Amended Credit Agreement and, for the avoidance of doubt, including the Amended Credit Agreement).

6.	Agent and U.S. Swingline Agent

(a)	The Exiting Agent and the Exiting U.S. Swingline Agent each hereby gives notice to the Lenders and Vodafone pursuant to clause 20.15(a) (Resignation of the Agent or the U.S. Swingline Agent) of the Credit Agreement that it intends to resign from its role as Agent and U.S. Swingline Agent respectively under the Credit Agreement, with effect on and from the Effective Date.

(b)	The Majority Lenders hereby appoint the Successor Agent and the Successor U.S. Swingline Agent as successor Agent and successor U.S. Swingline Agent respectively, pursuant to clause 20.15(a) (Resignation of the Agent or the U.S. Swingline Agent) of the Credit Agreement, with effect on and from the Effective Date.

(c)	Subject to satisfaction of the conditions under Clauses 2(b)(ii) and 2(b)(iii) above, each of the Successor Agent and the Successor U.S. Swingline Agent hereby accepts the appointments referred to in paragraph (b) above, pursuant to clause 20.15(c) (Resignation of the Agent or the U.S. Swingline Agent) of the Credit Agreement, with effect on and from the Effective Date.

(d)	Subject to satisfaction of the conditions under Clauses 2(b)(ii) and 2(b)(iii) above, on and from the Effective Date:

(i)	the Exiting Agent and the Exiting U.S. Swingline Agent shall cease to act in their respective capacity as Agent and U.S. Swingline Agent under the Credit Agreement and, for the avoidance of doubt, under the Amended Credit Agreement and shall, subject to clause 20.15(d) (Resignation of the Agent or the U.S. Swingline Agent) of the Amended Credit Agreement, have no further obligation under any Finance Document; and

(ii)	the Successor Agent and the Successor U.S. Swingline Agent shall succeed to the position of Agent and U.S. Swingline Agent respectively under the Amended Credit Agreement.

7.	New Lenders

(a)	On the Effective Date, each New Lender confirms to the Successor Agent and Vodafone that it undertakes to be bound by the terms of the Amended Credit Agreement as an Original Lender.

(b)	None of the Lenders or Exiting Lenders are responsible to a New Lender for:

(i)	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

(ii)	the collectability of amounts payable under any Finance Document; or

(iii)	the accuracy of any statements (whether written or oral) made in connection with any Finance Document.

(c)	Each New Lender confirms to the Continuing Lenders, the Exiting Lenders and the other Finance Parties (excluding the New Lenders) that it:

(i)	has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and the Amended Credit Agreement and has not relied exclusively on any information provided to it by any Continuing Lender or Exiting Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Amended Credit Agreement or any Commitment is in force.

(d)	Nothing in any Finance Document obliges a Lender or Exiting Lender to support any losses incurred by a New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or the Amended Credit Agreement or otherwise.

(e)	Any reference in the Amended Credit Agreement to a “Lender” includes a New Lender.

8.	Miscellaneous

(a)	Each of this Agreement, the Amended Credit Agreement, each Successor Agent Fee Letter and each Supplemental Fee Letter is a Finance Document.

(b)	Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document.

(c)	Each Finance Party reserves any other right it may have now or subsequently. Except to the extent expressly waived in this Agreement, no waiver of any provision of any Finance Document is given by the terms of this Agreement and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

(d)	Clauses 31 (Severability), 32 (Counterparts), 33 (Notices) and 35 (Jurisdiction) of the Credit Agreement shall apply to this Agreement as if set out here in full except that references to the Credit Agreement or to the Finance Documents are to be construed as references to this Agreement.

(e)	Vodafone must, at its own expense, take such action and do such other things as the Exiting Agent or Successor Agent may reasonably require to carry out and give effect to the transactions contemplated in this Agreement.

9.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

Conditions precedent

1.	Corporate documentation

(a)	A copy of the memorandum and articles of association and certificate of incorporation of Vodafone or, a certificate of an authorised signatory of Vodafone confirming that the copy in the Exiting Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)	A copy of a resolution of the board of directors of Vodafone (or, if applicable, a committee of its board of directors):

(i)	approving the terms of, and the transactions contemplated by, this Agreement, the Amended Credit Agreement, each Successor Agent Fee Letter and each Supplemental Fee Letter and resolving that it execute this Agreement, each Successor Agent Fee Letter and each Supplemental Fee Letter;

(ii)	authorising a specified person or persons to execute this Agreement, each Successor Agent Fee Letter and each Supplemental Fee Letter on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement, the Amended Credit Agreement, each Successor Agent Fee Letter and each Supplemental Fee Letter.

(c)	If applicable, a copy of a resolution of the board of directors of Vodafone establishing the committee referred to in paragraph (b) above.

(d)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(e)	A certificate of an authorised signatory of Vodafone confirming that as at the Effective Date the borrowing of the Total Commitments (as defined in the Amended Credit Agreement) in full (including the utilisation of the accordion option in full) and the borrowing of the Total Commitments under (and as defined in) the Euro Facility (as defined in the Amended Credit Agreement) in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit having been waived or otherwise).

(f)	A certificate of an authorised signatory of Vodafone certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinion

A legal opinion of Allen & Overy LLP, legal advisers to the Finance Parties in England, addressed to the Finance Parties at the date of that opinion.

3.	Other documents and evidence

(a)	Each duly executed Successor Agent Fee Letter and Supplemental Fee Letter.

(b)	Evidence that the Commitments of each of the Exiting Lenders under the Credit Agreement have been cancelled and all amounts outstanding under the Finance Documents in relation thereto have been prepaid in full.

(c)	All documents and evidence required by each New Lender in connection with the compliance of such New Lender with all applicable “anti-money laundering" and "know your customer" requirements or other similar checks under all applicable laws and regulations to the extent stipulated by the Successor Agent at least three Business Days prior to signing this Agreement.

Schedule 2

Parties

Part 1

Continuing Lenders

BANCO BILBAO VIZCAYA ARGENTARIA S.A., LONDON BRANCH

Bank of America Europe Designated Activity Company

BANK OF CHINA LIMITED, LONDON BRANCH

BARCLAYS BANK PLC

BNP PARIBAS, LONDON BRANCH

Caixabank SA, UK Branch

CITIBANK N.A., LONDON BRANCH

DEUTSCHE BANK LUXEMBOURG S.A.

GOLDMAN SACHS BANK USA

HSBC BANK PLC

ING BANK N.V., LONDON BRANCH

INTESA SANPAOLO S.P.A.

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

MIZUHO BANK, LTD.

Morgan Stanley Senior Funding Inc.

MUFG BANK, LTD.

National Westminster Bank plc

ROYAL BANK OF CANADA

SOCIETE GENERALE, LONDON BRANCH

STANDARD CHARTERED BANK

THE TORONTO-DOMINION BANK, LONDON BRANCH

UBS AG, LONDON BRANCH

UNICREDIT BANK AG, LONDON BRANCH

Part 2

Mandated Lead Arrangers

BANCO BILBAO VIZCAYA ARGENTARIA S.A., LONDON BRANCH

BANCO SANTANDER S.A., LONDON BRANCH

Bank of America Europe Designated Activity Company

BANK OF CHINA LIMITED, LONDON BRANCH

BARCLAYS BANK PLC

BNP PARIBAS, LONDON BRANCH

CAIXABANK SA, UK BRANCH

CITIBANK, N.A., LONDON BRANCH

CREDIT SUISSE INTERNATIONAL

DEUTSCHE BANK LUXEMBOURG S.A.

GOLDMAN SACHS BANK USA

HSBC BANK PLC

ING BANK N.V., LONDON BRANCH

INTESA SANPAOLO S.P.A.

J.P. MORGAN SECURITIES PLC

MIZUHO BANK, LTD.

MORGAN STANLEY BANK INTERNATIONAL LIMITED

MUFG BANK, LTD.

NATIONAL WESTMINSTER BANK PLC

ROYAL BANK OF CANADA

SOCIETE GENERALE, LONDON BRANCH

STANDARD CHARTERED BANK

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH

THE TORONTO-DOMINION BANK, LONDON BRANCH

UBS AG, LONDON BRANCH

UNICREDIT BANK AG, LONDON BRANCH

Part 3

Exiting Lenders

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

BANCO DE SABADELL S.A., LONDON BRANCH

COMMERZBANK AG, LONDON BRANCH

NATIONAL AUSTRALIA BANK LIMITED

RAIFFEISEN BANK INTERNATIONAL AG

SANTANDER UK PLC

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

THE BANK OF NEW YORK MELLON

Part 4

New Lenders

New Lenders

BANCO SANTANDER S.A., LONDON BRANCH

CREDIT SUISSE INTERNATIONAL

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH

New Swingline Lenders

CREDIT SUISSE AG, NEW YORK BRANCH

Part 5

Swingline Lenders

BANCO BILBAO VIZCAYA ARGENTARIA S.A., LONDON BRANCH

BANCO SANTANDER S.A., LONDON BRANCH

BANK OF AMERICA N.A.

BANK OF CHINA LIMITED, LONDON BRANCH

BARCLAYS BANK PLC

BNP PARIBAS, LONDON BRANCH

CITIBANK N.A.

DEUTSCHE BANK AG NEW YORK BRANCH

GOLDMAN SACHS BANK USA

HSBC BANK PLC

ING BANK N.V., LONDON BRANCH

INTESA SANPAOLO S.P.A.

JPMORGAN CHASE BANK, N.A.

MIZUHO BANK, LTD. NEW YORK BRANCH

MORGAN STANLEY SENIOR FUNDING INC

MUFG BANK, LTD.

NATIONAL WESTMINSTER BANK PLC

SUMITOMO MITSUI BANKING CORPORATION

THE TORONTO-DOMINION BANK, LONDON BRANCH

UBS AG, STAMFORD BRANCH

UNICREDIT BANK AG

Schedule 3

Amended Credit Agreement

SIGNATORIES

Company

VODAFONE GROUP PLC

By:	/s/ Nick Read	/s/ Margherita Della Valle

[Signature Page to USD Amendment and Restatement Agreement]

The Lenders

BANCO BILBAO VIZCAYA ARGENTARIA S.A., LONDON BRANCH as Lender

By:	/s/ Pedro Garrido	/s/ Pablo Arsuaga

[Signature Page to USD Amendment and Restatement Agreement]

Bank of America Europe Designated Activity Company as Lender

By:	/s/ Anthony Larvin

[Signature Page to USD Amendment and Restatement Agreement]

BANK OF CHINA LIMITED, LONDON BRANCH as Lender

By:	/s/ Stephen Hardman	/s/ Yan Wang

[Signature Page to USD Amendment and Restatement Agreement]

MUFG BANK, LTD. as Lender

By:	/s/ Trevor Neilson

[Signature Page to USD Amendment and Restatement Agreement]

BARCLAYS BANK PLC as Lender

By:	/s/ Michael Joyner

[Signature Page to USD Amendment and Restatement Agreement]

BNP PARIBAS, LONDON BRANCH as Lender

By:	/s/ Michael E. Molloy	/s/ Ann-Marie Balatoni

[Signature Page to USD Amendment and Restatement Agreement]

CAIXABANK SA, UK BRANCH as Lender

By:	/s/ Christopher O’Gorman	/s/ Sergi Periago

[Signature Page to USD Amendment and Restatement Agreement]

CITIBANK N.A., LONDON BRANCH as Lender

By:	/s/ Caryn M. Bell

[Signature Page to USD Amendment and Restatement Agreement]

DEUTSCHE BANK LUXEMBOURG S.A. as Lender

By:	/s/ K. Belhoste	/s/ B. Kologlu

[Signature Page to USD Amendment and Restatement Agreement]

GOLDMAN SACHS BANK USA as Lender

By:	/s/ Himanshu Bagchi

[Signature Page to USD Amendment and Restatement Agreement]

HSBC BANK PLC as Lender

By:	/s/ James Mortimer

[Signature Page to USD Amendment and Restatement Agreement]

ING BANK N.V., LONDON BRANCH as Lender

By:	/s/ Martijn Bruins	/s/ Martin Riordan

[Signature Page to USD Amendment and Restatement Agreement]

INTESA SANPAOLO S.P.A. as Lender

By:	/s/ Marco Alois	/s/ Alberto Matera

[Signature Page to USD Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH as Lender

By:	/s/ Costantino Sabella

[Signature Page to USD Amendment and Restatement Agreement]

MIZUHO BANK, LTD. as Lender

By:	/s/ Mark Ralston

[Signature Page to USD Amendment and Restatement Agreement]

MORGAN STANLEY SENIOR FUNDING INC. as Lender

By:	/s/ Michael King

[Signature Page to USD Amendment and Restatement Agreement]

NATIONAL WESTMINSTER BANK PLC as Lender

By:	/s/ Krishan Patel

[Signature Page to USD Amendment and Restatement Agreement]

ROYAL BANK OF CANADA as Lender

By:	/s/ Cein Mahood-Gallagher

[Signature Page to USD Amendment and Restatement Agreement]

SOCIETE GENERALE, LONDON BRANCH as Lender

By:	/s/ Tom Hill

[Signature Page to USD Amendment and Restatement Agreement]

STANDARD CHARTERED BANK as Lender

By:	/s/ Simon Derrick

[Signature Page to USD Amendment and Restatement Agreement]

THE TORONTO-DOMINION BANK, LONDON BRANCH as Lender

By:	/s/ Andrew Williams	/s/ Pei-Lyn Hui

[Signature Page to USD Amendment and Restatement Agreement]

UBS AG, LONDON BRANCH as Lender

By:	/s/ Graham Vance	/s/ Alan Greenhow

[Signature Page to USD Amendment and Restatement Agreement]

UNICREDIT BANK AG, LONDON BRANCH as Lender

By:	/s/ David Vials	/s/ Alan John Holmes

[Signature Page to USD Amendment and Restatement Agreement]

Mandated Lead Arrangers

BANCO BILBAO VIZCAYA ARGENTARIA S.A., LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Pedro Garrido	/s/ Pablo Arsuaga

[Signature Page to USD Amendment and Restatement Agreement]

BANCO SANTANDER S.A., LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Robert Drew	/s/ Rebecca Cook

[Signature Page to USD Amendment and Restatement Agreement]

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Mandated Lead Arranger

By:	/s/ Anthony Larvin

[Signature Page to USD Amendment and Restatement Agreement]

BANK OF CHINA LIMITED, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Stephen Hardman	/s/ Yan Wang

[Signature Page to USD Amendment and Restatement Agreement]

BARCLAYS BANK PLC as Mandated Lead Arranger

By:	/s/ Michael Joyner

[Signature Page to USD Amendment and Restatement Agreement]

BNP PARIBAS, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Michael E. Molloy	/s/ Ann-Marie Balatoni

[Signature Page to USD Amendment and Restatement Agreement]

CAIXABANK SA, UK BRANCH as Mandated Lead Arranger

By:	/s/ Christopher O‘Gorman	/s/ Sergi Periago

[Signature Page to USD Amendment and Restatement Agreement]

CITIBANK, N.A., LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Caryn M. Bell

[Signature Page to USD Amendment and Restatement Agreement]

CREDIT SUISSE INTERNATIONAL as Mandated Lead Arranger

By:	/s/ Brian Fitzgerald	/s/ Freddie Comber

[Signature Page to USD Amendment and Restatement Agreement]

DEUTSCHE BANK LUXEMBOURG S.A. as Mandated Lead Arranger

By:	/s/ K. Belhoste	/s/ B. Kologlu

[Signature Page to USD Amendment and Restatement Agreement]

GOLDMAN SACHS BANK USA as Mandated Lead Arranger

By:	/s/ Himanshu Bagchi

[Signature Page to USD Amendment and Restatement Agreement]

HSBC BANK PLC as Mandated Lead Arranger

By:	/s/ James Mortimer

[Signature Page to USD Amendment and Restatement Agreement]

ING BANK N.V., LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Martijn Bruins	/s/ Martin Riordan

[Signature Page to USD Amendment and Restatement Agreement]

INTESA SANPAOLO S.P.A. as Mandated Lead Arranger

By:	/s/ Marco Allois	/s/ Alberto Matera

[Signature Page to USD Amendment and Restatement Agreement]

J.P. MORGAN SECURITIES PLC as Mandated Lead Arranger

By:	/s/ Jon Abando

[Signature Page to USD Amendment and Restatement Agreement]

MIZUHO BANK, LTD. as Mandated Lead Arranger

By:	/s/ Mark Ralston

[Signature Page to USD Amendment and Restatement Agreement]

MORGAN STANLEY BANK INTERNATIONAL LIMITED as Mandated Lead Arranger

By:	/s/ Mark Walton

[Signature Page to USD Amendment and Restatement Agreement]

MUFG BANK, LTD. as Mandated Lead Arranger

By:	/s/ Trevor Neilson

[Signature Page to USD Amendment and Restatement Agreement]

NATIONAL WESTMINSTER BANK PLC as Mandated Lead Arranger

By:	/s/ Krishan Patel

[Signature Page to USD Amendment and Restatement Agreement]

ROYAL BANK OF CANADA as Mandated Lead Arranger

By:	/s/ Cein Mahood-Gallagher

[Signature Page to USD Amendment and Restatement Agreement]

SOCIETE GENERALE, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Tom Hill

[Signature Page to USD Amendment and Restatement Agreement]

STANDARD CHARTERED BANK as Mandated Lead Arranger

By:	/s/ Simon Derrick

[Signature Page to USD Amendment and Restatement Agreement]

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Martin Kennedy	/s/ Reiko Mori

[Signature Page to USD Amendment and Restatement Agreement]

UBS AG, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Graham Vance	/s/ Alan Greenhow

[Signature Page to USD Amendment and Restatement Agreement]

UNICREDIT BANK AG, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ David Vials	/s/ Alan John Holmes

[Signature Page to USD Amendment and Restatement Agreement]

THE TORONTO-DOMINION BANK, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Andrew Williams	/s/ Pei-Lyn Hui

[Signature Page to USD Amendment and Restatement Agreement]

Exiting Lenders

Australia and New Zealand Banking Group Limited as Exiting Lender

By:	/s/ Amanda Hunter

[Signature Page to USD Amendment and Restatement Agreement]

Banco de Sabadell S.A., London Branch as Exiting Lender

By:	/s/ Alex Leech	/s/ Tom Boam

[Signature Page to USD Amendment and Restatement Agreement]

COMMERZBANK AG, LONDON BRANCH as Exiting Lender

By:	/s/ Alexander Mann	/s/ Douglas Barnes

[Signature Page to USD Amendment and Restatement Agreement]

National Australia Bank Limited (ABN 12 004 044 937) as Exiting Lender

By:	/s/ Chris Stockford

[Signature Page to USD Amendment and Restatement Agreement]

RAIFFEISEN BANK INTERNATIONAL AG as Exiting Lender

By:	/s/ Martina Soudek	/s/ Andrii Tsviak

[Signature Page to USD Amendment and Restatement Agreement]

SANTANDER UK PLC as Exiting Lender

By:	/s/ Robert Drew	/s/ Rebecca Cook

[Signature Page to USD Amendment and Restatement Agreement]

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH as Exiting Lender

By:	/s/ Shohei Shiraishi	/s/ F Bouchat

[Signature Page to USD Amendment and Restatement Agreement]

THE BANK OF NEW YORK MELLON as Exiting Lender

By:	/s/ William M. Feathers

[Signature Page to USD Amendment and Restatement Agreement]

New Lenders

BANCO SANTANDER S.A., LONDON BRANCH as New Lender

By:	/s/ Robert Drew	/s/ Rebecca Cook

[Signature Page to USD Amendment and Restatement Agreement]

CREDIT SUISSE INTERNATIONAL as New Lender

By:	/s/ Brian Fitzgerald	/s/ Freddie Comber

[Signature Page to USD Amendment and Restatement Agreement]

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH as New Lender

By:	/s/ Martin Kennedy	/s/ Reiko Mori

[Signature Page to USD Amendment and Restatement Agreement]

NEW YORK BRANCH as New Swingline Lender

By:	/s/ Doreen Barr	/s/ Brady Bingham

[Signature Page to USD Amendment and Restatement Agreement]

Swingline Lenders

BANCO BILBAO VIZCAYA ARGENTARIA S.A., LONDON BRANCH as Swingline Lender

By:	/s/ Pedro Garrido	/s/ Pablo Arsuaga

[Signature Page to USD Amendment and Restatement Agreement]

BANCO SANTANDER S.A., LONDON BRANCH as Swingline Lender

By:	/s/ Robert Drew	/s/ Rebecca Cook

[Signature Page to USD Amendment and Restatement Agreement]

BANK OF AMERICA N.A. as Swingline Lender

By:	/s/ Albert Wheeler

[Signature Page to USD Amendment and Restatement Agreement]

BANK OF CHINA LIMITED, LONDON BRANCH as Swingline Lender

By:	/s/ Stephen Hardman	/s/ Yan Wang

[Signature Page to USD Amendment and Restatement Agreement]

BARCLAYS BANK PLC as Swingline Lender

By:	/s/ Michael Joyner

[Signature Page to USD Amendment and Restatement Agreement]

BNP PARIBAS, LONDON BRANCH as Swingline Lender

By:	/s/ Michael E. Molloy	/s/ Ann-Marie Balatoni

[Signature Page to USD Amendment and Restatement Agreement]

CITIBANK N.A. as Swingline Lender

By:	/s/ Caryn M. Bell

[Signature Page to USD Amendment and Restatement Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH as Swingline Lender

By:	/s/ Ming K. Chu	/s/ Annie Chung

[Signature Page to USD Amendment and Restatement Agreement]

GOLDMAN SACHS BANK USA as Swingline Lender

By:	/s/ Himanshu Bagchi

[Signature Page to USD Amendment and Restatement Agreement]

HSBC BANK PLC as Swingline Lender

By:	/s/ James Mortimer

[Signature Page to USD Amendment and Restatement Agreement]

ING BANK N.V., LONDON BRANCH as Swingline Lender

By:	/s/ Martijn Bruins	/s/ Martin Riordan

[Signature Page to USD Amendment and Restatement Agreement]

INTESA SANPAOLO S.P.A. as Swingline Lender

By:	/s/ Marco Allois	/s/ Alberto Matera

[Signature Page to USD Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A. as Swingline Lender

By:	/s/ Costantino Sabella

[Signature Page to USD Amendment and Restatement Agreement]

MIZUHO BANK, LTD. NEW YORK BRANCH as Swingline Lender

By:	/s/ Mark Ralston

[Signature Page to USD Amendment and Restatement Agreement]

MORGAN STANLEY SENIOR FUNDING INC as Swingline Lender

By:	/s/ Michael King

[Signature Page to USD Amendment and Restatement Agreement]

MUFG BANK, LTD. as Swingline Lender

By:	/s/ Trevor Neilson

[Signature Page to USD Amendment and Restatement Agreement]

NATIONAL WESTMINSTER BANK PLC as Swingline Lender

By:	/s/ Krishan Patel

[Signature Page to USD Amendment and Restatement Agreement]

SUMITOMO MITSUI BANKING CORPORATION as Swingline Lender

By:	/s/ Martin Kennedy	/s/ Reiko Mori

[Signature Page to USD Amendment and Restatement Agreement]

THE TORONTO-DOMINION BANK, LONDON BRANCH as Swingline Lender

By:	/s/ Andrew Williams	/s/ Pei-Lyn Hui

[Signature Page to USD Amendment and Restatement Agreement]

UBS AG, STAMFORD BRANCH as Swingline Lender

By:	/s/ Gordon McLelland	/s/ Alan Greenhow

[Signature Page to USD Amendment and Restatement Agreement]

UNICREDIT BANK AG as Swingline Lender

By:	/s/ David Vials	/s/ Alan John Holmes

[Signature Page to USD Amendment and Restatement Agreement]

Exiting Agent

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Krishan Patel

[Signature Page to USD Amendment and Restatement Agreement]

Exiting U.S. Swingline Agent

THE ROYAL BANK OF SCOTLAND PLC (CONNECTICUT BRANCH)

By:	/s/ Krishan Patel

[Signature Page to USD Amendment and Restatement Agreement]

Successor Agent

BARCLAYS BANK PLC

By:	/s/ Michael Joyner

[Signature Page to USD Amendment and Restatement Agreement]

Successor U.S. Swingline Agent

BARCLAYS BANK PLC

By:	/s/ Michael Joyner

[Signature Page to USD Amendment and Restatement Agreement]